Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Neil Berkman, Investor Relations, 310-826-5051, nberkman@berkmanassociates.com

Larry Gerdes, Chief Executive Officer, 678-808-0600, larry.gerdes@trcr.com

Lance Cornell, Chief Financial Officer, 678-808-0600, lance.cornell@trcr.com

July 29, 2010

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

TRANSCEND REPORTS SECOND QUARTER RESULTS – 31% REVENUE

GROWTH AND SIGNIFICANT SEQUENTIAL MARGIN IMPROVEMENT

Atlanta, Georgia. TRANSCEND SERVICES, INC. (NASDAQ: TRCR), a leading provider of clinical documentation services to the U.S. healthcare market, today announced its unaudited financial results for the second quarter ended June 30, 2010.

Second Quarter Results

Revenue for the second quarter of 2010 increased 31% to $22,209,000 compared to $16,966,000 for the second quarter of 2009. Excluding revenue contributed by Transcend’s two most recent acquisitions, revenue increased 12%.

Net income for the second quarter of 2010 was $1,568,000, or $0.15 per diluted share, including $601,000 of pre-tax costs related to an unsuccessful bid to acquire Spheris and a $445,000 pre-tax, non-cash cumulative stock compensation expense adjustment related to the period from January 1, 2006 through March 31, 2010. Excluding these costs, non-GAAP net income increased 29% to $2,273,000, or $0.21 per diluted share, for the second quarter of 2010 compared to $1,756,000, or $0.20 per diluted share, for the second quarter of 2009 (see table below for a reconciliation of non-GAAP to GAAP financial measures). The effect of the December 2009 issuance of 1,725,000 shares of common stock in a public offering was approximately ($0.03) per diluted share in the second quarter of 2010.

Transcend’s gross profit margin for the second quarter of 2010 increased by two percentage points - from 34% to 36% - compared to the first quarter of 2010. Compared to 2009, gross profit increased 31% to $8,031,000, or 36% of revenue, for the second quarter of 2010 compared to $6,115,000, or 36% of revenue, for the second quarter of 2009.

Operating income was $2,692,000 for the second quarter of 2010 compared to $2,822,000 for the second quarter of 2009. Excluding the costs mentioned above, non-GAAP operating income for the second quarter of 2010 increased 32% to $3,738,000, or 17% of revenue (see reconciliation table below).

The Company had $27,735,000 of cash, cash equivalents and short-term investments on hand and $2,067,000 of debt outstanding as of June 30, 2010. The number of days of revenue in accounts receivable was 39 days as of June 30, 2010.

Six Month Results

For the first six months of 2010, revenue increased 39% to $44,415,000 compared to $31,896,000 for the first six months of 2009. The gross profit margin was 35% for the first six months of this year compared to 36% for the first six months of last year. Operating income for the first six months of this year was $5,136,000, including $1,279,000 of expenses related to the attempt to acquire Spheris described above and $676,000 related to pre-tax, non-cash cumulative stock compensation expense adjustments. Net income for the first six months of 2010 was $3,047,000, or $0.28 per diluted share. Excluding the $1,955,000 of costs mentioned above, non-GAAP net income for the first six months of 2010 was $4,309,000, or $0.40 per diluted share (see reconciliation table below).

Operations Review and Outlook

“Our two percentage point gross profit margin improvement over the first quarter of this year exceeded our own expectations and was the result of a multi-disciplinary team effort,” stated Susan McGrogan, President and Chief Operating Officer. “Our implementation team migrated Clients to our BeyondTXT platform and increased our BeyondTXT speech recognition usage to 72% of our BeyondTXT volume, up from 67% in the first quarter of this year. Our operations managers worked to increase our offshore volume to approximately 17% of our total volume in the second quarter, up from 16% in the first quarter. Our finance team bought out several leases, resulting in reduced equipment lease expense. Our human resources team worked closely with our operations managers to reduce costs and improve the productivity of our medical language specialists. I couldn’t be more proud of our team for achieving numerous individual victories that contributed to meaningful improvement in overall results.”

Larry Gerdes, Chief Executive Officer, stated: “Our customer retention rate remains strong at approximately 99% based on annualized revenue lost through June 30th as a percentage of our revenue run rate at the beginning of the year. We estimate that sales closed during the second quarter will generate between $1.6 and $2.0 million of annual revenue once fully implemented. In addition, we signed two important agreements with future revenue potential. The first is an agreement with Healthtrust Purchasing Group, which enables us to market under the HPG umbrella to the roughly 1,100 hospitals, including over 160 Hospital Corporation of America (HCA) hospitals, that are HPG members. Second, we signed an agreement with Child Health Corporation of America (CHCA), a system with over 20,000 physicians and 43 member hospitals, as one of two preferred providers of transcription services. We currently work with two CHCA hospitals and hope to expand our relationships in the future. Although these two agreements don’t generate any immediate new revenue, we are hopeful that they will prove valuable over time and we are excited to establish and deepen relationships with their respective hospitals.”

Lance Cornell, Chief Financial Officer, stated: “Our adjustments to stock compensation expense of $445,000 in the second quarter and $676,000 year-to-date are non-cash items and we expect the impact of any changes in estimates used to value equity awards to have an immaterial impact on future stock compensation expense. Capital expenditures were $1,373,000 for the second quarter, bringing the total for the year to $2,747,000. The year-to-date total includes $1,635,000 of capitalized software development costs, primarily related to our next generation transcription platform and approximately $600,000 related to storage and voice capture capacity expansions at our data centers. We expect capitalized software development costs to remain above typical historical rates for the remainder of the year.”

Mr. Gerdes concluded: “We are excited that our new Software as a Service (SaaS) platform, which is scheduled for general release at the beginning of 2011, will enable us to tap into the market for in-house transcription departments in need of a speech recognition-enabled platform. This is particularly relevant in larger system sales where a mixture of solutions is required. While staying focused on our current customers, new customer sales and the development of new offerings, we also continue to pursue several potential medical transcription company acquisition opportunities. With our reputation for service excellence and industry-leading technology, we believe Transcend is well-positioned to capitalize on the increasing demand for efficient documentation of patient care.”

Table to Reconcile GAAP Results to Non-GAAP Results for the Quarter ended June 30, 2010

In Thousands, Except Per Share Amounts

	Non- GAAP Results	Acquisition- Related Costs	Stock Compensation Adjustment	GAAP Results
Operating Income	$3,738	$(601)	$(445)	$2,692
Income Before Income Taxes	3,715	(601)	(445)	2,669
Income Taxes	1,442	(233)	(108)	1,101
Net Income	$2,273	$(368)	$(337)	$1,568
Weighted Avg. Shares Outstanding - Diluted	10,793	10,793	10,793	10,793
Diluted Earnings Per Share	$0.21	$(0.03)	$(0.03)	$0.15

Table to Reconcile GAAP Results to Non-GAAP Results for the six months ended June 30, 2010

In Thousands, Except Per Share Amounts

	Non-GAAP Results	Acquisition- Related Costs	Stock Compensation Adjustment	GAAP Results
Operating Income	$7,091	$(1,279)	$(676)	$5,136
Income Before Income Taxes	7,041	(1,279)	(676)	5,086
Income Taxes	2,732	(496)	(197)	2,039
Net Income	$4,309	$(783)	$(479)	$3,047
Weighted Avg. Shares Outstanding - Diluted	10,839	10,839	10,839	10,839
Diluted Earnings Per Share	$0.40	$(0.07)	$(0.05)	$0.28

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on July 29, 2010 at 11:00 a.m. Eastern time. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-2724 (the international dial-in number), enter the conference identification number 86588284 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 86588284 from two hours after the completion time of the conference call until midnight on August 6, 2010.

About Transcend Services, Inc.

Transcend Services is a leading provider of clinical documentation solutions for healthcare organizations. Our high-quality transcription services – along with our data extraction and reporting tools – provide critical data needed to document patient encounters and help drive clinical decision making. We provide our clients with exceptional quality, turnaround time and service so that they can focus on what matters most – their patients. For more information, visit www.transcendservices.com.

Statement Regarding Use of Non-GAAP Financial Measures

The Company has used non-GAAP financial measures of operating income, income before income taxes, net income and earnings per diluted share in this earnings release and anticipates using some or all of these measures in the earnings conference call on July 29, 2010. These measures should not be considered in isolation or as a substitute for GAAP operating income, income before income taxes, net income, earnings per diluted share or other performance measures prepared in accordance with GAAP. The Company used these non-GAAP measures of operating performance because it allowed us to more easily compare past performance consistently over various periods and improves our ability to assess future performance. A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Safe Harbor Statement

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, including our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, competitive pressures, extraordinary expenses, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, challenges encountered in integrating acquired businesses, increased regulatory burdens, lower-than-expected demand for the Company’s products and services, failure to expand customer relationships or realize revenues from sales closed in the current quarter, the Company’s position for growth, delays in the development of the Company’s transcription platform, business conditions in the integrated health care delivery network market, adverse general economic conditions, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this press release.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and rounded to the nearest thousand,

except earnings per share)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenue	$22,209,000	$16,966,000	$44,415,000	$31,896,000
Direct costs	14,178,000	10,851,000	28,904,000	20,438,000

Gross profit	8,031,000	6,115,000	15,511,000	11,458,000
Operating expenses:
Sales and marketing	535,000	446,000	938,000	853,000
Research and development	408,000	364,000	834,000	733,000
General and administrative	2,695,000	1,860,000	5,330,000	3,499,000
Stock-based compensation	640,000	148,000	1,086,000	258,000
Acquisition-related costs	601,000	166,000	1,279,000	183,000
Depreciation and amortization	460,000	309,000	908,000	564,000

Total operating expenses	5,339,000	3,293,000	10,375,000	6,090,000

Operating income	2,692,000	2,822,000	5,136,000	5,368,000
Interest and other income (expense), net	(23,000)	(30,000)	(50,000)	(61,000)

Income before income taxes	2,669,000	2,792,000	5,086,000	5,307,000
Income tax provision	1,101,000	1,036,000	2,039,000	1,973,000

Net income	$1,568,000	$1,756,000	$3,047,000	$3,334,000

Basic earnings per share:
Net earnings per share	$0.15	$0.21	$0.29	$0.39

Weighted average shares outstanding	10,489,000	8,483,000	10,486,000	8,476,000

Diluted earnings per share:
Net earnings per share	$0.15	$0.20	$0.28	$0.38

Weighted average shares outstanding	10,793,000	8,874,000	10,839,000	8,831,000

TRANSCEND SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Rounded to the nearest thousand)

	June 30, 2010 (unaudited)	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$10,803,000	$25,732,000
Short-term investments	16,932,000	2,000,000
Accounts receivable, net of allowance for doubtful accounts of $97,000 at June 30, 2010 and $96,000 at December 31, 2009	9,617,000	9,500,000
Deferred income tax, net	42,000	317,000
Prepaid expenses and other current assets	496,000	316,000

Total current assets	37,890,000	37,865,000
Property and equipment, net	2,380,000	1,839,000
Capitalized software, net	1,811,000	176,000
Intangible assets, net	28,998,000	29,335,000
Other assets	100,000	173,000

Total assets	$71,179,000	$69,388,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$558,000	$1,384,000
Accrued compensation and benefits	2,928,000	2,296,000
Promissory note payable to related party	2,000,000	2,000,000
Promissory notes payable	67,000	899,000
Other accrued liabilities	993,000	2,210,000

Total current liabilities	6,546,000	8,789,000
Long term liabilities:
Deferred income tax, net	934,000	1,083,000
Other liabilities	143,000	159,000

Total long term liabilities	1,077,000	1,242,000

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 2,000,000 shares authorized and no shares outstanding at June 30, 2010 and December 31, 2009	—	—
Common stock, $0.05 par value; 30,000,000 shares authorized at June 30, 2010 and 15,000,000 shares authorized at December 31, 2009; 10,486,000 and 10,477,000 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	525,000	524,000
Additional paid-in capital	62,237,000	61,086,000
Retained earnings (deficit)	794,000	(2,253,000)

Total stockholders’ equity	63,556,000	59,357,000

Total liabilities and stockholders’ equity	$71,179,000	$69,388,000